UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2007

Cintel Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-100046 (Commission File Number)	52-2360156 (I.R.S. Employer Identification Number)

9900 Corporate Campus Drive, Suite 3,000, Louisville, KY 40223
(Address of principal executive offices) (zip code)

(502) 657-6077
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On June 5, 2007, the management of the Registrant concluded that its financial statements for the year ended December 31, 2005, which are included in its Form 10-KSB for the year ended December 31, 2005 and the financial statements for the three months ended March 31, 2006, which are included in its Form 10-QSB for the quarter ended March 31, 2006, the financial statements for the three and six months ended June 30, 2006, which are included in its Form 10-QSB for the quarter ended June 30, 2006 cannot be relied upon. The Company has determined to defer recognition of revenue for all sale arrangements that include the credit terms "condition of clearing from original buyer", when distributors who use the Company's products in network installation projects were allowed to pay when their final end-users paid them, until such time as the underlying payment condition has been met

Management has apprised the Company’s Board and has discussed the matters in this Report with its independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cintel Corp.

Date: September 18, 2007	By:	/s/ Sang Don Kim
	Name:	Sang Don Kim
	Title:	Chief Executive Officer